   As filed with the Securities and Exchange Commission on October 20, 2000
                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________
                                   FORM S-8
                            Registration Statement
                       Under The Securities Act Of 1933
                                _______________
                              b2bstores.com, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                          113500746
(State or other jurisdiction of                 (I.R.S. employer identification
 incorporation or organization)                               number)

                         249 E. Ocean Blvd, Suite 620
                         Long Beach, California 90802
         (Address, including zip code, of principal executive offices)
                                _______________
                         1999 Performance Equity Plan
       Stock Option Agreement between b2bstores.com, Inc. and WooJin Kim
     Stock Option Agreement between b2bstores.com, Inc. and Shannon Jessup Stock Option Agreement between b2bstores.com, Inc. and Brian Wharton
    Stock Option Agreement between b2bstores.com, Inc. and Jeffrey Crandell
      Stock Option Agreement between b2bstores.com, Inc. and Mark Voorhis
                          (Full titles of the Plans)
                                _______________
                                 Mark Voorhis
                         249 E. Ocean Blvd, Suite 620
                         Long Beach, California 90802
                                (562) 491-7180
(Name, address and telephone number, including area code, of agent for service)
                                with a copy to:
                             Alan Schoenbaum, ESQ.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              300 Convent Street
                           San Antonio, Texas 78205
                           Telephone: (210) 281-7000
                                _______________

                                                  CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                        Proposed           Proposed
                                                                        Maximum             Maximum
                  Title of                          Amount              Offering           Aggregate            Amount of
                 Securities                          to be             Price Per           Offering           Registration
              to be Registered                    Registered             Share               Price                 Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01                  1,285,882 shares (1)       $ 8.39 (3)      $10,750,023 (3)       $2,838.01
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value  $0.01                   714,118 shares (2)       $1.407 (4)      $ 1,004,764 (4)       $  265.26
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01                  1,000,000 shares (5)       $ 6.40 (3)      $ 6,400,000 (3)       $1,689.60
==============================================================================================================================
                Total                          3,000,000 shares                                                 $4,792.87
==============================================================================================================================

(1) Issuable upon exercise of stock options previously granted under the 1999 Performance Equity Plan.
(2) Issuable upon exercise of stock options available to be granted under the 1999 Performance Equity Plan.
(3) For the purpose of calculating the registration fee pursuant to Rule 457(h), the offering price and registration fee are computed on the basis of the weighted average exercise price with respect to currently outstanding options.
(4) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by The Nasdaq Small Cap Market on October 13, 2000.
(5) Issuable upon exercise of stock options previously granted under the Stock Option Agreements between b2bstores.com, Inc. and WooJin Kim, Shannon Jessup, Brian Wharton, Jeffrey Crandell and Mark Voorhis.

In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information. *


        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

     1. The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed February 16, 2000;
     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;
     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000; and
     4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of the Company, filed December 14, 1999, including any amendments and reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

  Section 145 further provides:

 . that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise;

 . that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled;

 . that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and

 . that a Delaware corporation may purchase and maintain insurance on behalf of its directors or officers against any such liability asserted against them as directors or officers or arising out of their status as directors or officers whether or not the corporation would have the power to indemnify them against liability under Section 145.

     A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     The Seventh Article of our Certificate of Incorporation and Section 7.4(c) of our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law, as now in effect or later amended.

     We may provide liability insurance for each of our directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers. We currently maintain such liability insurance.

     The Sixth Article of our Certificate of Incorporation eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------

5         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (a)

23.1      Consent of BDO Seidman L.L.P. (a)

23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5.1).

24   Power of Attorney (included on signature page of this Registration
     Statement)

--------------------------------------------------------------------------------
(a)  Filed herewith.

Item 9. Undertakings.

     a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 31, 2000.

                              B2BSTORES.COM, INC.

                              By: /s/ MARK VOORHIS
                                  -------------------------------------------
                              Mark Voorhis, Chief Executive Officer and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of b2bstores.com, Inc., hereby constitute and appoint Mark Voorhis and Richard Kandel, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

               Name                           Title                    Date
               ----                           -----                    ----

/s/ MARK VOORHIS
---------------------------
Mark Voorhis                        Chief Executive Officer and    Oct. 16, 2000
                                    Chief Financial Officer
/s/ RICHARD KANDEL
---------------------------
Richard Kandel                      Chairman of the Board of       Oct. 16, 2000
                                    Directors
/s/ JAY RAUBVOGEL
---------------------------
Jay Raubvogel                       Director                       Oct. 16, 2000

/s/ DAVID WALKE
---------------------------
David Walke                         Director                       Oct. 16, 2000

/s/ RANDALL K. DAVIS
---------------------------
Randall K. Davis                    Director                       Oct. 16, 2000

                                   EXHIBITS
                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.                                  Exhibit
-----------                                  -------

  5            Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (a)

 23.1          Consent of BDO Seidman L.L.P. (a)

 23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

 25  Power of Attorney (included on signature page of this Registration
     Statement)

-------------------------------------------------------------------------
(a)  Filed herewith.